SEPTEMBER 2025 • NYSE:APLE INVESTOR PRESENTATION Exhibit 99.1

FORWARD-LOOKING STATEMENTS Certain statements made in this presentation are forward-looking statements. These forward-looking statements include statements regarding our intent, belief or current expectations and are based on various assumptions. These statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Forward-looking statements may include, but are not limited to, statements regarding net asset value and potential trading prices. Words such as “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,“ “outlook,” “strategy,” “targets,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or outcomes may differ materially from those contemplated by the forward-looking statement. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any forward-looking statement to reflect changed assumptions or the occurrence of unanticipated events or changes to future operating results, unless required to do so by law. Such factors include, but are not limited to, the ability of Apple Hospitality REIT, Inc. (the “Company,” “Apple Hospitality,” “Apple” or “APLE”) to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of tariffs, inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism and acts of war; travel-related health concerns, including widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or equipment failures or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust; or other risks detailed in filings made by Apple Hospitality with the Securities and Exchange Commission (“SEC”). Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this presentation will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Cover photo: Residence Inn Syracuse Downtown at Armory Square RESIDENCE INN SALT LAKE CITY MURRAY

Note: Hotel portfolio statistics as of August 31, 2025. Market categorization based on STR designation. Average Effective Age represents years since hotels were built or last renovated. Average actual age of hotels is 17 years. The Tripadvisor® rating is based on lifetime scores for the Apple Hospitality portfolio of hotels through June 30, 2025. Net Total Debt to Total Capitalization calculation based on (as of June 30, 2025) total debt outstanding, net of cash and cash equivalents (“net total debt outstanding”), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $11.67 and outstanding common shares. Based on hotels owned as of June 30, 2025. Scale Ownership of Upscale, Rooms-Focused Hotels Industry-Leading Brands and Operators Broad Geographic Diversification Consistent Reinvestment(1) Strong, Flexible Balance Sheet(2) 220 HOTELS 15 BRANDS 37 STATES 5 yrs AVERAGE EFFECTIVE AGE 36% NET TOTAL DEBT TO TOTAL CAPITALIZATION 29,687 GUEST ROOMS 61% OUTSTANDING DEBT EFFECTIVELY FIXED 99% ROOMS-FOCUSED 16 MANAGEMENT COMPANIES 85 MARKETS 4.3 AVERAGE TRIPADVISOR® RATING 209 HOTELS UNENCUMBERED COMPANY PROFILE AND PROVEN INVESTMENT STRATEGY Apple Hospitality is a publicly traded real estate investment trust that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States.

See following pages for reconciliation to actual revenue and net income. Note: Statistics above compare the Company's performance with the performance of specific industry indices using total shareholder return ("TSR"). Net Total Debt to Total Capitalization calculation based on (as of June 30, 2025) total debt outstanding, net of cash and cash equivalents (“net total debt outstanding”), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $11.67 and outstanding common shares. $1.4 Billion IN REVENUE Full Year 2024 $1.61 2024 MFFO PER SHARE(1) $0.89 Net Income Per Share $243.7 Million DISTRIBUTIONS PAID In 2024 +20.1 ppts TSR Outperformance vs. MSCI US REIT Index for the 2022-2024 Period +18.9 ppts TSR Outperformance vs. Dow Jones U.S. Real Estate Hotels Index for the 2022-2024 Period +21.4 ppts TSR Outperformance vs. Nareit Lodging/Resorts Index for the 2022-2024 Period EXCHANGE: TICKER NYSE: APLE DIVIDEND YIELD at 8/31/2025 7.4% annual yield, annual rate of $0.96 per share, paid monthly AVERAGE TRADING VOLUME TTM 8/31/2025 2.5 Million shares per day EQUITY MARKET CAP at 6/30/2025 $2.8 Billion NET DEBT at 6/30/2025 $1.5 Billion, 36% net total debt outstanding to total capitalization TOTAL ENTERPRISE VALUE at 6/30/2025 $4.3 Billion COMPARABLE HOTELS REVENUE(1) TTM 6/30/2025 $1.4 Billion COMPARABLE HOTELS ADJUSTED HOTEL EBITDA MARGIN(1) TTM 6/30/2025 35.2% 2025 ESTIMATED CAPEX $80 Million to $90 Million EXECUTIVE TARGET COMPENSATION STRUCTURE 78% executive target compensation incentive based COMPANY OVERVIEW

VALUES Hospitality – We are thoughtful in our interactions with others and know that strong, caring relationships are the core of our industry. Resolve – We are passionate about the work we do and are steadfast in our commitment to our shareholders. Excellence – We are driven to succeed and improve through innovation and perseverance. Integrity – We are trustworthy and accountable. Teamwork – We support and empower one another, embracing diversity of opinion and background. We are a leading real estate investment company committed to increasing shareholder value through the distribution of attractive dividends and long-term capital appreciation. MISSION Average executive tenure with the Apple REIT Companies is 18 years Established and operated 8 public hospitality REITs Raised and invested approximately $7.4 billion of equity in hotel assets Purchased 457 hotels Purchased as many as 74 hotels in a single year through individual hotel and small portfolio transactions Managed over $1.2 billion in CapEx and renovation spending Sold 4 REITs in 3 transactions totaling $2.7 billion Merged 3 REITs and listed Company on NYSE Completed $1.3 billion Apple REIT Ten merger Representation on over 30 brand and industry advisory boards and councils MANAGEMENT TEAM WITH DEEP INDUSTRY EXPERIENCE OVER MULTIPLE HOTEL CYCLES RESIDENCE INN PHOENIX NORTH/HAPPY VALLEY

PROVEN INVESTMENT STRATEGY Concentrate on Upscale, rooms-focused hotels Efficient operating model yields higher margins Resilient group business Scale ownership minimizes relative G&A load and provides fixed cost efficiencies Unparalleled access to data and operational expertise Align with the best brands in the rooms-focused category Invested in Marriott®, Hilton® and Hyatt® branded hotels with broad consumer appeal which benefit from strong reservation systems and loyalty programs Hire industry-leading operators and maximize performance through benchmarking and asset management Strong regional and national operators with unique management structure align owner and operator to maximize performance in all market environments Analytical data-driven asset management maximizes property-level results Strategic revenue management optimizes mix of business and maximizes bottom-line performance Pursue broad geographic diversification Broad geographic diversification reduces portfolio volatility and provides exposure to a wide variety of demand generators Enhance portfolio through accretive acquisitions, opportunistic dispositions and strategic reinvestment Well-maintained portfolio with average effective age of 5 years ensures competitiveness Strategic acquisitions and dispositions optimize portfolio for long-term growth Prudent capital allocation preserves balance sheet capacity for investments at optimal point in cycle Maintain a strong, flexible balance sheet Strong balance sheet provides security through cycles Positioned to pursue accretive opportunities Conservative capital structure with staggered maturities lowers capital costs and preserves equity value HILTON GARDEN INN HUNTSVILLE/SPACE CENTER

KEY TAKEAWAYS Achieved second quarter 2025 Comparable Hotels RevPAR of $129, Occupancy of 79% and ADR of $164 Despite macroeconomic uncertainty, the Easter holiday shift and reduced government spending weighing on overall travel demand, fundamentals for our portfolio improved sequentially as we moved through the second quarter, with RevPAR declines moderating each month Adjusted strategy and reoptimized the mix of business at our hotels where there were shifts in demand segments, in many cases layering on group business Second quarter 2025 Comparable Hotels ADR, Occupancy and RevPAR ahead of industry averages on an absolute basis as reported by STR Based on preliminary results for the month of July 2025, Comparable Hotels RevPAR improved by approximately 1% as compared to July 2024 Fundamentals strong with nearly 60% of our hotels not having any new supply under construction within a five-mile radius Acquired six hotels in 2023, two hotels in 2024 and one hotel in 2025, with one hotel under contract for purchase, and sold six hotels in 2024 and three hotels in 2025, with two hotels under contract for sale Since the beginning of the year through June, the Company repurchased, under its Share Repurchase Program, approximately 3.4 million common shares at a weighted-average market purchase price of approximately $12.83 per common share, for an aggregate purchase price of approximately $43.2 million In July 2025, the Company entered into a new term loan facility with a principal amount of $385 million and a maturity date of July 31, 2030, repaying all amounts outstanding under its $225 million term loan facility at closing, resulting in an additional $160 million funded at closing which was used to repay the balance outstanding under the Company’s revolving credit facility Maintained strength and flexibility of balance sheet with availability under revolving credit facility of approximately $650 million following the closing of the $385 million term loan facility in July 2025 On a TTM basis through June 30, 2025, the eight stabilized hotels acquired are yielding nearly 9% after CapEx, contributing to overall portfolio performance Annualized distribution of $0.96 per common share represents an annual yield of approximately 7.4%, based on August 31, 2025 closing price of $13.06 EMBASSY SUITES MADISON DOWNTOWN

YEAR-OVER-YEAR PERFORMANCE

APPLE HOSPITALITY REIT


AC HOTEL PORTLAND
AC HOTEL PORTLAND DOWNTOWN/WATERFRONT, ME

Second Quarter 2025 Performance at a Glance

($ in thousands except statistical data and per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2025	2024	% CHANGE to 2024	2025	2024	% CHANGE to 2024
Comparable Hotels ADR	$163.62	$163.80	(0.1%)	$160.38	$159.70	0.4%
Comparable Hotels Occupancy	78.6%	79.9%	(1.6%)	74.9%	76.1%	(1.6%)
Comparable Hotels RevPAR	$128.68	$130.89	(1.7%)	$120.18	$121.49	(1.1%)
Comparable Hotels Total Revenue	$380,044	$381,744	(0.4%)	$706,193	$708,792	(0.4%)
Comparable Hotels Adjusted Hotel EBITDA	$142,191	$150,376	(5.4%)	$247,954	$261,962	(5.3%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	37.4%	39.4%	(200 bps)	35.1%	37.0%	(190 bps)
Modified Funds From Operations (MFFO)	$111,803	$121,329	(7.9%)	$187,542	$204,569	(8.3%)
MFFO per share	$0.47	$0.50	(6.0%)	$0.79	$0.84	(6.0%)

Note: Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of June 30, 2025, and excludes the Company's independent boutique hotel in New York, New York (the "New York Property") recently recovered from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, assets held for sale and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted. Reconciliation of net income to non-GAAP financial measures is included in the following pages.

8

Upscale/Rooms-Focused YTD June 30, 2025 Hotel EBITDA Margin and RevPAR Comparison Upper Upscale/Full-Service EFFICIENT OPERATIONS HOMEWOOD SUITES NEWARK-CRANFORD Source: Company filings. Assumptions may vary by company. See explanation and reconciliation of Adjusted Hotel EBITDA to net income included in subsequent pages. Upscale & Upper Upscale Combined Rooms-focused operating model produces strong margins (1)

Upscale/Rooms-Focused Net Debt to TTM EBITDA Ratio at June 30, 2025 Upper Upscale/Full-Service NET DEBT TO EBITDA COMPARISON COURTYARD SAN DIEGO CENTRAL Source: Company filings. Assumptions may vary by company. See explanation and reconciliation of Adjusted EBITDA to net income included in subsequent pages. Includes debt associated with hotels in receivership. Upscale & Upper Upscale Combined Low leverage has always been a key component of our strategy, providing stability and optionality across economic cycles (1) (2)

+3% - -2% +4% +2% - -1% +3% - +4% +2% +2% - +1% -2% -4% -1% - % Change in RevPAR Compared to Same Period of Prior Year COMPARABLE HOTELS OPERATING TRENDS Note: Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of June 30, 2025, and excludes the New York Property recently recovered from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, assets held for sale and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

COMPARABLE HOTELS OCCUPANCY TRENDS

APPLE HOSPITALITY REIT

Continued Strength in Comparable Hotels Occupancy



Occupancy
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Jan 2024 65% +1%
Feb 2024 74% +1%
Mar 2024 78% -2%
Apr 2024 80% +3%
May 2024 79% +2%
Jun 2024 81% -
Jul 2024 78% -
Aug 2024 78% +1%
Sep 2024 76% -2%
Oct 2024 80% +3%
Nov 2024 72% +2%
Dec 2024 63% +1%
Jan 2025 64% -1%
Feb 2025 73% -1%
Mar 2025 77% -2%
Apr 2025 77% -3%
May 2025 78% -1%
Jun 2025 81% -1%
Week ended
7/5/25 67% +7%
7/12/25 77% -3%
7/19/25 84% -1%
7/26/25 82% -
8/2/25 79% -
8/9/25 77% -1%
8/16/25 77% -1%
8/23/25 77% -2%
8/30/25 73% -2%
% Change in Occupancy Compared to Same Period of Prior Year

Note: Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of June 30, 2025, and excludes the New York Property recently recovered from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, assets held for sale and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Source: Weekly data provided by STR for hotels owned by the Company and may differ from actual results achieved.

12

Source: Data provided by STR for hotels owned by the Company for the periods noted and may differ from actual results achieved. Weekday occupancy includes Sunday through Thursday nights and weekend occupancy includes Friday and Saturday nights. WEEKDAY VS. WEEKEND OCCUPANCY Occupancy Monthly Data Weekly Data Continued Strength in Absolute Weekday and Weekend Occupancy

PORTFOLIO POISED FOR CONTINUED OUTPERFORMANCE Balanced exposure to business, leisure and group Select-service hotels franchised with industry-leading brands provide strong value proposition and have proven appeal with broadest group of customers Broad geographic diversification provides exposure to wide variety of markets and demand generators Limited near-term portfolio impact from new supply Continue to see strength from small group demand and are positioned in many markets to benefit from compression from large group business Data-driven asset management team and industry-leading operators maximize property-level performance Scale ownership of rooms-focused hotels minimizes G&A load per key and provides fixed cost efficiencies Well-maintained, institutional-quality portfolio with substantial long-term value Acquisition and disposition activity over the past five years has lowered the average age of assets, reduced near-term CapEx and increased exposure to markets anticipated to outperform over the next cycle while maintaining a strong and flexible balance sheet Balance sheet strength and liquidity position the Company to continue to pursue accretive acquisitions and optimize portfolio COURTYARD PHILADELPHIA GREAT VALLEY/MALVERN

POSITIONED FOR OUTPERFORMANCE ACROSS CYCLES Embedded upside potential Inherent downside protection Outperformance across cycles Limited near-term portfolio impact from new supply High margins drive profitability Continued opportunity for growth in business transient Balance sheet strength and liquidity for opportunistic transactions Select-service hotels franchised with industry-leading brands provide a strong value proposition and have proven appeal with the broadest group of customers Broad geographic diversification with wide variety of demand generators Efficient buildings and operating model mitigate volatility in cash flows Low debt Well-maintained, institutional-quality portfolio with substantial long-term value

BENEFITS OF BRANDED SELECT-SERVICE HOTELS Total revenue primarily derived from rooms sold Ability to cross-utilize associates to maximize efficiencies High margins Fewer outlets to manage Less public space to maintain Resilient group business Efficient Operating Model Broad Consumer Appeal Maximize Shareholder Value High-quality hotels with strong value proposition for guests Product attractive to business and leisure travelers Award-winning service, innovative design and modern amenities Strong reservation systems and loyalty programs Global distribution creates strong consumer awareness Ability to optimize mix of business to drive RevPAR and EBITDA Lower downside risk with meaningful upside High margins drive overall profitability Lower long-term capital needs Institutional brands foster strong resale market, financing flexibility and investor confidence ALOFT PORTLAND DOWNTOWN WATERFRONT ME

Independent Rooms-focused hotels with industry-leading brands have broad consumer appeal BROAD CONSUMER APPEAL HILTON GARDEN INN GAINESVILLE COURTYARD SYRACUSE DOWNTOWN AT ARMORY SQUARE HOMEWOOD SUITES RALEIGH-DURHAM AP/RESEARCH TRIANGLE Note: Hotel portfolio statistics as of August 31, 2025. Based on number of guest rooms.

MODERN ACCOMMODATIONS AND AMENITIES WITH BROAD CONSUMER APPEAL

BROAD GEOGRAPHIC DIVERSIFICATION Broad geographic diversification provides exposure to wide variety of demand generators Markets benefit from a mix of business and leisure demand Portfolio benefits from both large corporate negotiated and small and midmarket local negotiated business demand Low dependence on inbound international travel Unparalleled exposure to business-friendly markets which led the recovery and continue to benefit from population shifts Diversification across 85 markets helps drive strong, consistent performance Note: Hotel locations as of August 31, 2025. Highlighted markets represent largest markets in Apple Hospitality’s portfolio based on Comparable Hotels Adjusted Hotel EBITDA contribution for the six months ended June 30, 2025. Comparable Hotels Adjusted Hotel EBITDA contribution by location type based on the six months ended June 30, 2025. Market and location categorizations based on STR designations. 5% 6% 4% 7% 3% Adjusted Hotel EBITDA contribution by location type 4% 4% 3% 3% 3% 3% 3%

MARKET STRATEGY RESIDENCE INN SEATTLE SOUTH/RENTON HIGH-DENSITY SUBURBAN Properties ideally located in upscale submarkets with attractive cost structures that benefit from a broad mix of business and leisure demand generators and resilient group business. With proximity to an array of guest amenities and conveniences, these locations help drive strong, consistent performance. HOMEWOOD SUITES GAINESVILLE COURTYARD SAN DIEGO CENTRAL FAIRFIELD INN & SUITES PHOENIX CHANDLER/FASHION CENTER HOME2 SUITES HUNTSVILLE/RESEARCH PARK AREA, AL Note: Market and location categorizations based on STR designations.

MARKET STRATEGY HYATT PLACE GREENVILLE DOWNTOWN URBAN Properties located in business-friendly cities leading the recovery. Beneficiaries of demographic shifts and economic development, these urban locations are home to numerous demand generators, not heavily dependent on inbound international travel and poised for continued growth. AC HOTEL LOUISVILLE DOWNTOWN RESIDENCE INN PORTLAND DOWNTOWN/WATERFRONT HOMEWOOD SUITES OMAHA-DOWNTOWN HILTON GARDEN INN MADISON DOWNTOWN Note: Market and location categorizations based on STR designations.

STRONG OPERATING MARGINS APLE has a proven record of maximizing operating margins across economic cycles. APLE is well positioned to maximize efficiencies and drive profitability: Broad consumer appeal allows for optimization of business mix to drive ADR and RevPAR growth Rooms-focused hotels are inherently efficient Higher margins amplify bottom-line impact of top-line growth Unparalleled access to performance data allows benchmarking to identify and share best practices Flexible labor and in place labor management systems (with centralized reporting) provide opportunity to maximize productivity Investments in hotel associates and training lower turnover and reduce reliance on contract labor over time HILTON GARDEN INN MEMPHIS DOWNTOWN BEALE STREET

LIMITED NEAR-TERM IMPACT FROM NEW SUPPLY New construction starts have meaningfully decreased since onset of pandemic with anticipated delays in completion 58% of our hotels do not have any exposure to new projects currently under construction within a five-mile radius National supply growth over the next four quarters of 0.7%, more than 36% below long run average(1) HYATT HOUSE SALT LAKE CITY/DOWNTOWN Note: Supply growth as defined by the Company. Graph represents percentage of Apple Hospitality REIT portfolio of hotels with one or more upper midscale, upscale or upper upscale new construction projects underway within a five-mile radius. (1) Source: Hotel Horizons National Forecast Q2 2025 Edition/CBRE Hotels Research August 2025 Supply growth well below historical average for our portfolio Portfolio Exposure to New Supply

INDUSTRY-LEADING ASSET MANAGEMENT Analytical, data-driven asset management to maximize property-level performance Scale to negotiate attractive national contracts Strategic revenue management to optimize mix of business and maximize bottom-line performance Strong regional and national third-party operators with readily terminable contracts and flexibility to align performance goals Strategic Asset Management Approach Best-in-Class Operators 100% of Apple Hospitality’s portfolio operated by third-party property managers 94% of hotels independent of brand management 16 operating companies provide a platform for comparative analytics and shared best practices 24% of operators’ portfolios represented by Apple Hospitality on average, excluding brands Note: Management company information as of June 30, 2025. HAMPTON INN & SUITES PORTLAND-PEARL DISTRICT

PROPRIETARY MANAGEMENT AGREEMENT STRUCTURE COURTYARD HOUSTON NASA/CLEAR LAKE Our unique management company contract structure better aligns owner and operator to maximize performance in all market environments. APLE’s Management Company Contract Structure Industry Standard Structure Variable Management Fee 2.5% - 3.5% of revenues based on property’s balanced scorecard performance Balanced Scorecard Metrics: Gross operating profit budget variance STR market target index growth and target rank Guest satisfaction/online review scores Flex/flow percent versus budgeted gross operating profit More than 80% of our hotels operate under this structure. Contract terms average two years and are terminable upon sale. APLE originally implemented this contract structure in 2016. Base Management Fee Typically 3% of revenues + Incentive Management Fee % of operating profit above an owner’s priority return AC HOTEL PITTSBURGH DOWNTOWN HILTON GARDEN INN MEMPHIS DOWNTOWN BEALE STREET

BALANCE SHEET POISED FOR FUTURE GROWTH Positive corporate cash flow early in the recovery preserved strength of balance sheet and equity value Conservative capital structure with staggered maturities lowers capital costs As of June 30, 2025, 61% of outstanding debt fixed or hedged and 209 hotels unencumbered In July 2025, the Company entered into a new term loan facility with a principal amount of $385 million and a maturity date of July 31, 2030, repaying all amounts outstanding under its $225 million term loan facility at closing, resulting in an additional $160 million funded at closing which was used to repay the balance outstanding under the Company’s revolving credit facility Maintained strength and flexibility of balance sheet with availability under revolving credit facility of approximately $650 million following the closing of the $385 million term loan facility in July 2025 Reauthorized and extended ATM Program in Q1 2024, providing availability for the issuance of common shares up to $500 million Poised to be acquisitive and optimize portfolio through opportunistic transactions COURTYARD VIRGINIA BEACH OCEANFRONT/SOUTH

Debt Composition(1) STRONG BALANCE SHEET & LIQUIDITY POSITION Based on balances and hotels owned as of July 31, 2025, excluding unamortized fair value adjustment of assumed debt and unamortized debt issuance costs. Excludes yearly amortization. Interest rate includes effect of interest rate swaps and SOFR rate in effect at July 31, 2025, plus a 10 bps SOFR spread adjustment, where applicable. Debt Maturity Schedule (1) ($ in millions) 209 Hotels Unencumbered Hotels: 2 Keys: 325 Rate: 3.9% Term Loan Rate: 4.6%(2) Hotels: 2 Keys: 320 Rate: 4.3% Low debt and staggered maturities facilitate agile balance sheet strategy Strong liquidity position for opportunistic growth and after Total Liquidity (1) ($ in millions) Total Available Revolver Capacity Cash and Cash Equivalents on Hand Total Liquidity Term Loan Rate: 5.5%(2) Hotels: 4 Keys: 798 Rate: 3.8% Term Loan Rate: 5.6%(2) Term Loan Rate: 4.2%(2) Hotels: 2 Keys: 319 Rate: 3.8% Hotels: 2 Keys: 210 Rate: 3.4% Term Loan Rate: 5.5%(2)

EFFECTIVE PORTFOLIO MANAGEMENT & STRATEGIC GROWTH AC HOTEL PITTSBURGH DOWNTOWN Opportunistic Dispositions Strategic Growth Reduce exposure to lower growth markets Dispose of hotels where strong operating efficiencies are harder to achieve Optimize capital reinvestment program through dispositions that effectively manage near- and long-term CapEx needs based on return on investment Invest in hotels and markets with greater growth potential Acquire assets in strong RevPAR markets with attractive cost structures that further enhance operating margins and long-term return on investment Grow portfolio when conditions are right Accretive Acquisitions Earnings growth through portfolio optimization enhances long-term shareholder returns

VALUE CREATION THROUGH DISCIPLINED CAPITAL ALLOCATION AND PORTFOLIO MANAGEMENT

APPLE HOSPITALITY REIT

Post Pandemic Strategic Acquisitions and Opportunistic Dispositions Enhance Portfolio Value

	Pre-COVID Portfolio	Dispositions(1)	Acquisitions(2)	Comparable Portfolio
Number of Hotels(3)	230	36	23	217
Average Hotel Age(4)	14 years	18 years	4 years	17 years
Average Guest Room Count	128	107	166	135
RevPAR(5)	$105	$66	$142	$119
Adjusted Hotel EBITDA Margin(5)(6)	37%	24%	40%	35%
Going-In Price		$374M	$1.1B	
Going-In EBITDA Multiple(5)(6)		16.4x	11.5x	
Going-In Cap Rate(5)(7)		5%	8%	
CapEx Spend per Key		$28K	$7K	
All-In Cap Rate(5)(8)		4%	8%	
EBITDA Yield After LTD CapEx(5)(6)			9%	

(1) Dispositions include the Marriott in Houston, which sold in the third quarter 2025, and the Hampton Inn & Suites and Homewood Suites in Clovis, CA, which are under contract for sale and expected to close late in the third quarter 2025 or early in the fourth quarter 2025.
(2) Financial and valuation metrics exclude the Embassy Suites Madison Downtown, which opened in June 2024 and continues to ramp operational performance.
(3) Excludes the Company's independent boutique hotel in New York, New York.
(4) Pre-COVID Portfolio reflects age at February 2020, Dispositions and Acquisitions reflect age at transaction date, Comparable Hotels Portfolio reflects age at June 2025.
(5) Pre-COVID Portfolio reflects TTM at February 29, 2020, Dispositions reflect TTM at transaction date, Acquisitions and Comparable Hotels Portfolio are TTM at June 30, 2025.
(6) See explanation and reconciliation of Adjusted Hotel EBITDA to net income included in subsequent pages and applicable Company filings.
(7) Reflects Hotel NOI, including a 4% FF&E reserve, divided by the purchase price.
(8) Reflects Hotel NOI, including a 4% FF&E reserve, divided by the sum of the purchase price and PIP estimate.
(9) Dispositions and Acquisitions reflect TTM Adjusted Hotel EBITDA at transaction date. Dispositions reflect an all-in multiple, including PIP estimate, and Acquisitions reflect a going-in multiple. Share Repurchases and Share Issuances reflect TTM EBITDA, net debt and share count as of quarter end at time of repurchase or issuance.

Disciplined Capital Allocation

January 2023 through June 2025



11.4x
17.0x
10.3x
11.9x
Acquisitions (2)
Dispositions (1)
Share Repurchases
Share Issuances
EBITDA Multiples (6)(9)

Returning Capital to Shareholders and Investing in the Portfolio

January 2023 through June 2025

> $600 million Dividends paid to shareholders

~ $187 million Capital reinvested in the portfolio

While Maintaining a Strong, Flexible Balance Sheet

at June 30, 2025

3.3x Net Debt to TTM EBITDA

$483 million Available liquidity

29

NET ACQUIRER SINCE ONSET OF PANDEMIC

APPLE HOSPITALITY REIT

Our acquisition and disposition activity since the start of the pandemic has optimized our portfolio by lowering the average age of our assets, reducing near-term CapEx and increasing exposure to markets we anticipate will outperform over the next cycle **while maintaining the strength and flexibility of our balance sheet**.

23	34	~9%	15	4 yrs
hotels purchased for approximately \$1.1 billion(1)	hotels sold for approximately \$354 million	TTM yield after CapEx(2)	acquisitions not open or stabilized in 2019	average age at time of acquisition



EMBASSY SUITES MADISON DOWNTOWN
ALOFT PORTLAND DOWNTOWN WATERFRONT ME
HILTON GARDEN INN MEMPHIS DOWNTOWN BEALE STREET
AC HOTEL PORTLAND DOWNTOWN/WATERFRONT, ME
HYATT PLACE GREENVILLE DOWNTOWN
COURTYARD CLEVELAND UNIVERSITY CIRCLE
RESIDENCE INN SEATTLE SOUTH/ RENTON
AC HOTEL WASHINGTON DC CONVENTION CENTER
AC HOTEL LOUISVILLE DOWNTOWN
HILTON GARDEN INN FORT WORTH MEDICAL CENTER
HAMPTON INN & SUITES AND HOME2 SUITES CAPE CANAVERAL CRUISE PORT
HYATT HOUSE AND HYATT PLACE TEMPE / PHOENIX / UNIVERSITY
COURTYARD SALT LAKE CITY DOWNTOWN
EMBASSY SUITES SOUTH JORDAN SALT LAKE CITY
HOMEWOOD SUITES TAMPA-BRANDON
AC HOTEL PITTSBURGH DOWNTOWN
Hilton Garden Inn
HILTON GARDEN INN MADISON DOWNTOWN
HAMPTON INN & SUITES PORTLAND-PEARL DISTRICT
HOMEWOOD SUITES FORT WORTH - MEDICAL CENTER, TX
HYATT HOUSE SALT LAKE CITY/ DOWNTOWN
SPRINGHILL SUITES LAS VEGAS CONVENTION CENTER

(1) Includes the purchase of a parking garage for approximately \$9.1 million which serves the Hyatt House Salt Lake City/Downtown, the Courtyard Salt Lake City Downtown and the surrounding area.
(2) Financial and valuation metrics exclude the Embassy Suites Madison Downtown, which opened in June 2024 and continues to ramp operational performance.

30

RECENT ACQUISITION ACTIVITY

APPLE HOSPITALITY REIT

23 Hotels Acquired Since Beginning of 2020

Brand	Location	Rooms	Date Opened	Date Acquired	Purchase Price
Hampton Inn & Suites[1][2]	Cape Canaveral, FL	116	April 2020	April 2020	$46.7 million
Home2 Suites[1][2]	Cape Canaveral, FL	108	April 2020	April 2020	
Hyatt House[1][2]	Tempe, AZ	105	August 2020	August 2020	$64.6 million
Hyatt Place[1][2]	Tempe, AZ	154	August 2020	August 2020	
Hilton Garden Inn[2]	Madison, WI	176	February 2021	February 2021	$49.6 million
AC Hotels	Portland, ME	178	July 2018	August 2021	$66.8 million
Hyatt Place	Greenville, SC	130	December 2018	September 2021	$30.0 million
Aloft	Portland, ME	157	September 2021	September 2021	$51.2 million
Hilton Garden Inn	Memphis, TN	150	January 2019	October 2021	$38.0 million
Hilton Garden Inn	Fort Worth, TX	157	April 2012	November 2021	$29.5 million
Homewood Suites	Fort Worth, TX	112	June 2013	November 2021	$21.5 million
Hampton Inn & Suites	Portland, OR	243	September 2017	November 2021	$75.0 million
AC Hotels	Louisville, KY	156	April 2018	October 2022	$51.0 million
AC Hotels	Pittsburgh, PA	134	July 2018	October 2022	$34.0 million
Courtyard	Cleveland, OH	154	April 2013	June 2023	$31.0 million
Courtyard	Salt Lake City, UT	175	October 2015	October 2023	$48.1 million
Hyatt House	Salt Lake City, UT	159	January 2015	October 2023	$34.3 million
Parking Garage	Salt Lake City, UT			October 2023	$9.1 million
Residence Inn	Renton, WA	146	August 2019	October 2023	$55.5 million
Embassy Suites	South Jordan, UT	192	March 2018	November 2023	$36.8 million
SpringHill Suites[5]	Las Vegas, NV	300	October 2009	December 2023	$75.0 million
AC Hotels	Washington, DC	234	October 2020	March 2024	$116.8 million
Embassy Suites	Madison, WI	262	June 2024	June 2024	$79.5 million
Homewood Suites	Tampa, FL	126	September 2006	June 2025	$18.8 million
Total		**3,824**			**$1.1 billion**

Hotels Under Contract for Purchase[3]

Brand	Location	Rooms	Date Opened	Anticipated Acquisition Date	Purchase Price
Motto[4]	Nashville, TN	260	Under Development	Late 2025	$98.2 million
Total		**260**			**$98.2 million**


HYATT HOUSE AND HYATT PLACE TEMPE / PHOENIX / UNIVERSITY


ALOFT PORTLAND DOWNTOWN WATERFRONT ME


HAMPTON INN & SUITES CAPE CANAVERAL CRUISE PORT


HAMPTON INN & SUITES PORTLAND-PEARL DISTRICT

(1) These two hotels comprise a dual-branded property at one location.
(2) Contract entered into prior to 2020.
(3) There are a number of conditions to closing that have not yet been satisfied and there can be no assurance that a closing on this hotel will occur under the outstanding purchase agreement.
(4) Number of rooms represents number of rooms expected upon completion.
(5) In the second quarter of 2024, the property converted a meeting room into a guest room, increasing the number of guest rooms from 299 at acquisition to 300.

31

RECENT DISPOSITION ACTIVITY

APPLE HOSPITALITY REIT

36 Hotels Sold Since Beginning of 2020

Brand	Location	Rooms	Age at Time of Sale	Date Sold	Sales Price
SpringHill Suites	Sanford, FL	105	20 yrs	January 2020	$13.0 million
SpringHill Suites	Boise, ID	230	25 yrs	February 2020	$32.0 million
Hampton Inn & Suites	Tulare, CA	86	12 yrs	December 2020	$10.3 million
Homewood Suites	Charlotte, NC	118	30 yrs	February 2021	$10.3 million
Homewood Suites	Memphis, TN	140	31 yrs	March 2021	$8.0 million
SpringHill Suites	Overland Park, KS	102	23 yrs	April 2021	$5.3 million
Hilton Garden Inn	Montgomery, AL	97	18 yrs	20-Hotel Portfolio Sale July 2021	$211.0 million
Homewood Suites	Montgomery, AL	91	17 yrs		
Residence Inn	Rogers, AR	88	18 yrs		
Courtyard	Phoenix, AZ	127	13 yrs		
Courtyard	Lakeland, FL	78	21 yrs		
Fairfield Inn & Suites	Albany, GA	87	11 yrs		
Hilton Garden Inn	Schaumburg, IL	166	13 yrs		
SpringHill Suites	Andover, MA	136	20 yrs		
Residence Inn	Fayetteville, NC	92	15 yrs		
Residence Inn	Greenville, SC	78	23 yrs		
Hampton Inn & Suites	Jackson, TN	85	14 yrs		
Courtyard	Johnson City, TN	90	12 yrs		
Hampton Inn & Suites	Allen, TX	103	15 yrs		
Hilton Garden Inn	Allen, TX	150	19 yrs		
Residence Inn	Beaumont, TX	133	13 yrs		
Hampton Inn & Suites	Burleson/Fort Worth, TX	88	13 yrs		
Hilton Garden Inn	El Paso, TX	145	10 yrs		
Homewood Suites	Irving, TX	77	15 yrs		
SpringHill Suites	Richmond, VA	103	13 yrs		
SpringHill Suites	Vancouver, WA	119	14 yrs		
Independent	Richmond, VA	55	34 yrs	September 2022	$8.5 million
Homewood Suites	Rogers, AR	126	17 yrs	February 2024	$33.5 million
Hampton Inn	Rogers, AR	122	25 yrs		
SpringHill Suites	Greensboro, NC	82	19 yrs	May 2024	$7.1 million
Courtyard	Wichita, KS	90	24 yrs	November 2024	$3.1 million
TownePlace Suites	Knoxville, TN	97	21 yrs	December 2024	$9.4 million
Hilton Garden Inn	Austin, TX	117	16 yrs	December 2024	$10.4 million
Homewood Suites	Chattanooga, TN	76	27 yrs	February 2025	$8.3 million
SpringHill Suites	Fishers, IN	130	17 yrs	March 2025	$12.7 million
Marriott	Houston, TX	206	15 yrs	August 2025	$16.0 million
Total		**4,015**	**Avg age 18 yrs**		**$398.9 million**

Hotels Under Contract for Sale(1)

Brand	Location	Rooms	Age	Anticipated Sale Date	Sales Price
Hampton Inn & Suites	Clovis, CA	86	16 yrs	Q3/Q4 2025	$8.3 million
Homewood Suites	Clovis, CA	83	15 yrs	Q3/Q4 2025	$12.0 million
Total		**169**	**Avg age 15 yrs**		**$20.3 million**



HAMPTON INN & SUITES CLOVIS-AIRPORT NORTH



HOMEWOOD SUITES FRESNO AIRPORT/CLOVIS, CA


Marriott

HOUSTON MARRIOTT ENERGY CORRIDOR

(1) There are a number of conditions to closing on the sale of these hotels that have not yet been satisfied, and there can be no assurance that closings on the sale of these hotels will occur under the outstanding sale agreements.

32

RECENT ACQUISITIONS Acquired March 2024 234-room AC Hotel by Marriott® Washington DC Convention Center Hotel opened in October 2020 Total price: $116.8 million, or approximately $499,000 per key Additional meaningful sources of revenue at the property include retail spaces, rooftop restaurant and bar, and billboard LEED Certified, green roof system, efficient HVAC Location type: Urban AC HOTEL WASHINGTON DC CONVENTION CENTER Primary demand generators: Conventions Government Leisure Business Health Care Professional Sporting Events

RECENT ACQUISITIONS EMBASSY SUITES MADISON DOWNTOWN Acquired June 2024 following completion of construction 262-room Embassy Suites by Hilton® Madison Downtown Total price: $79.5 million or approximately $303,000 per key Forward commitment with trusted developer Location type: Urban Primary demand generators: University of Wisconsin Government Insurance Biotech Manufacturing Telecommunications Technology Conventions Leisure

Acquired June 2025 126-room Homewood Suites by Hilton Tampa-Brandon Total price: $18.8 million or approximately $149,000 per key Adjacent to the Company’s Embassy Suites Tampa Brandon, the hotel was offered for sale by a loan servicer and the purchase price represents a strong double-digit going-in-yield on in-place cashflows with additional upside potential through operational synergies and a planned renovation. Location type: Suburban Primary demand generators: Leisure Sporting Events Conventions Health Care Academic Manufacturing Insurance Financial Services Technology HOMEWOOD SUITES TAMPA-BRANDON RECENT ACQUISITIONS

Hotel under development with anticipated completion of construction in late 2025 260 rooms(2) Anticipated gross purchase price: $98.2 million or approximately $378,000 per key Forward commitment with trusted developer Ideally located in downtown Nashville within walking distance of well-known music and entertainment venues, Bridgestone Arena, popular attractions along Broadway, and Riverfront Park Location type: Urban Primary demand generators: Leisure Music and Entertainment Sporting Events Conventions Health Care Manufacturing Technology Academic MOTTO NASHVILLE, TN (1) There are a number of conditions to closing that have not yet been satisfied and there can be no assurance that a closing on this hotel will occur under the outstanding purchase agreement. Hotel is under development. Number of rooms represents number of rooms expected upon completion. ACQUISITIONS UNDER CONTRACT Renderings

Apple REIT Companies Transaction History 1999 – August 31, 2025 457 TOTAL HOTELS ACQUIRED 237 TOTAL HOTELS SOLD 220 CURRENT HOTEL PORTFOLIO 4 REITS SOLD IN 3 TRANSACTIONS 4 REITS MERGED TO FORM CURRENT APLE 25-YEAR TRACK RECORD OF HOTEL TRANSACTIONS Note: Hotel transactions by the various Apple REIT Companies since the first hospitality REIT in 1999. In 2014, Apple REIT Seven, Inc. and Apple REIT Eight, Inc. merged into Apple REIT Nine, Inc. and the company was renamed Apple Hospitality REIT, Inc. In 2016, Apple REIT Ten, Inc. merged into Apple Hospitality REIT, Inc. RESIDENCE INN LOS ANGELES BURBANK/DOWNTOWN Having purchased as many as 74 hotels in a single year through individual hotel and small portfolio transactions, Apple has the experience to meaningfully grow the portfolio

WELL-MAINTAINED PORTFOLIO

APPLE HOSPITALITY REIT


HOMEWOOD SUITES BIRMINGHAM-SOUTH/INVERNESS

WELL-MAINTAINED, INSTITUTIONAL-QUALITY PORTFOLIO

- ✓ **Consistent reinvestment enhances long-term value** and leads to traveler satisfaction outperformance
- ✓ Experienced team utilizes advantages of scale ownership to **control costs and maximize impact of dollars spent**
- ✓ Projects are implemented during periods of seasonally lower demand to **minimize revenue displacement**
- ✓ End results **maximize competitiveness** within our markets **and further drive EBITDA growth**

5 Years

Quality portfolio with average effective age of 5 years.(2)

82% of APLE's hotels were built or renovated in the last 8 years.

Upscale and Upper Midscale Reinvestment Statistics(3)	
Average Annual Spend as % of Revenue	**5.4%**
Average % of Hotels Renovated Annually	**10.0%**
Average % of Room Nights Out of Service for Renovations	**< 1.0%**
Cumulative Spend	**$782 million**

4.3

out of 5.00 weighted average Tripadvisor® rating(1)

(1) The Tripadvisor® rating is based on lifetime scores for the Apple Hospitality portfolio of hotels through June 30, 2025.
(2) Average Effective Age represents years since hotels were built or last renovated. Average actual age of hotels is 17 years.
(3) Statistics based on all Upscale and Upper Midscale hotels owned by the Company, Apple REIT Seven, Inc., Apple REIT Eight, Inc., or Apple REIT Ten, Inc. for the period owned. Statistics based on the period 2011 – 2024.

38

U.S. HOTEL FORECAST U.S. Hotel Forecast COURTYARD PHILADELPHIA GREAT VALLEY/MALVERN Source: STR; © 2025 CoStar Group; Tourism Economics. Published August 2025. 2024 Actual 2025 Forecast 2026 Forecast Occupancy 63.0% 62.5% 62.3% ADR Change (YOY) +1.8% +0.8% +1.0% RevPAR Change (YOY) +1.9% -0.1% +0.8%

FAIRFIELD INN & SUITES TUSTIN ORANGE COUNTY CORPORATE RESPONSIBILITY INITIATIVES We own one of the largest and most geographically diverse portfolios of rooms-focused hotels in the United States and are dedicated to making a positive impact on the many communities our hotels serve. We are mindful of our environmental footprint and committed to reducing our impact over time. We have always worked to uphold high environmental, social and governance (“ESG”) standards and believe these key areas of focus are an integral part of driving long-term value for our shareholders. We are committed to continuous improvement, and it is our expectation that we will continue to enhance and expand our ESG-related disclosures as our progress deepens and industry-wide standards evolve. Our Corporate Responsibility Report details our ESG performance, strategy and initiatives and features our commitment to environmental sustainability, corporate employees, hotel associates and guests, communities, and other stakeholders. The Company’s 2024 Corporate Responsibility Report utilizes both the Global Reporting Initiative (“GRI”) Standards and Task Force on Climate-related Financial Disclosures (“TCFD”) to provide a comprehensive overview of the Company’s corporate responsibility performance and climate-related risk management. Apple Hospitality’s enhanced disclosures are intended to provide stakeholders with a better understanding of the Company’s strategy, policies, programs, procedures, performance and initiatives related to environmental stewardship, social responsibility, and corporate governance and resiliency. The Company’s 2024 Corporate Responsibility Report and other ESG-related materials can be found within the Corporate Responsibility section of our website.

ENVIRONMENTAL STEWARDSHIP

APPLE HOSPITALITY REIT


HILTON GARDEN INN GAINESVILLE

Apple Hospitality is committed to enhancing and incorporating sustainability opportunities into our investment and asset management strategies, with a focus on minimizing our environmental impact through reductions in energy and water usage and through improvements in waste management.

Apple Hospitality Key Metrics for 2023[1]

Approximately **19 Million** Square Feet

Total Energy Consumption: **378,000 MWh**

Total Energy Intensity per Square Foot: **19.79 kWh**

Combined Scope 1 and 2 Emissions: **112,401 metric tons of CO2 equivalents**

Emissions Intensity per Square Foot: **5.89 kg**

Portfolio Enrolled in ENERGY STAR® Portfolio Manager® : **100%**

Water Withdrawal: **956,000 kgal**

Water Intensity per Occupied Room: **0.12 kgal**

Diversion Rate[2]: **17%**

The Company has in place an Environmental Policy and a Vendor Code of Conduct. A formal energy management program was established in 2018 to ensure that energy, water and waste management are a priority not only within the Company, but also with our management companies and brands.

With **20.18 total kWh per square** foot in 2022 as compared to an average of 26.55 total kWh per square foot reported by full-service REITs for 2022, **the rooms-focused hotels we invest in are more operationally and environmentally efficient than full-service hotels**.[3] Additionally, Apple Hospitality's 2023 average total utility cost of $6.02 per occupied room highlights both the Company's efforts to operate its hotels effectively and the inherent efficiency of the buildings.

AVERAGE UTILITY COSTS PER OCCUPIED ROOM

Full-Service Hotels[4]	$11.52
Limited-Service Hotels[4][5]	$5.70
APLE[4]	$6.02

(1) Statistics are based on the Company's portfolio of hotels owned in 2023 for period of ownership.
(2) Based on measured waste data (measured waste data is representative of 56% of the total portfolio).
(3) Includes average of total kWh per square foot as reported for 2022 by DRH, HST, PK, PEB, SHO and XHR.
(4) Full-Service Hotels and Limited-Service Hotels based on 2023 data published by STR in 2024. APLE data based on 2023 actual results for all hotels owned in 2023.
(5) Average Upscale and Upper-Midscale Class.

41

SOCIAL RESPONSIBILITY Apple Hospitality REIT has always been firmly committed to strengthening communities through charitable giving, by volunteering our time and talents, and by participating in the many philanthropic programs important to our employees and leaders within our industry, including our brands, the American Hotel & Lodging Association (AHLA) and our third-party management companies. We are dedicated to making a positive impact throughout our Company, the hotel industry, our local community and the many communities our hotels serve. Key Metrics for Apple Hospitality since 2017 We are thoughtful in our interactions with others and know that strong, caring relationships are the core of our industry. Apple Gives, an employee-led charitable organization, was formed in 2017 to expand our impact and further advance the achievement of our corporate philanthropic goals. 850+ HOURS volunteered BY APPLE HOSPITALITY EMPLOYEES 150+ Nonprofit organizations helped BY APPLE HOSPITALITY Management Companies Brand Initiatives The Company has in place a Health, Safety and Well-Being Policy, a Human Rights Policy and a Vendor Code of Conduct. We support and empower one another, embracing diversity of opinion and background. HOMEWOOD SUITES DALLAS DOWNTOWN, TX Local Community Outreach Industry Involvement HILTON GARDEN INN HOFFMAN ESTATES COURTYARD AND RESIDENCE INN SYRACUSE DOWNTOWN AT ARMORY SQUARE

Board of Directors with Effective Experience Glade M. Knight – Executive Chairman Founder, Apple Hospitality REIT; Former Chairman/CEO, Cornerstone Realty NYSE: TCR Justin G. Knight – Director Chief Executive Officer, Apple Hospitality REIT Glenn W. Bunting – Director President, GB Corporation Jon A. Fosheim – Lead Independent Director Co-founder, Green Street Kristian M. Gathright – Director Former Executive Vice President & Chief Operating Officer, Apple Hospitality REIT Carolyn B. Handlon – Director Former Executive Vice President, Finance & Global Treasurer, Marriott International, Inc. Blythe J. McGarvie – Director Founder and Former Chief Executive Officer, Leadership for International Finance L. Hugh Redd – Director Former Senior Vice President & Chief Financial Officer, General Dynamics Howard E. Woolley – Director President and Chief Executive Officer, Howard Woolley Group, LLC GOVERNANCE Corporate Governance Aligns with Shareholders Audit, Compensation and Corporate Governance Committees are independent Regular executive sessions of independent directors De-staggered Board allows for annual elections of directors Required resignation of an incumbent director not receiving majority of votes cast in election 78% of executive target compensation is incentive based, with 50% based on shareholder returns Required share ownership of: 5 times base salary for CEO, 3 times base salary for other executive officers, and 4 times base cash compensation for directors Opted out of Virginia law requiring super majority vote for specified transactions Alignment with the best interests of our shareholders is at the forefront of our values. AC HOTEL LOUISVILLE DOWNTOWN

APPENDIX HILTON GARDEN INN HILTON HEAD

COMPARABLE HOTELS QUARTERLY OPERATING METRICS AND STATISTICAL DATA

(Unaudited)

(in thousands, except statistical data)

APPLE HOSPITALITY REIT

	2024				2025	
	Q1	Q2	Q3	Q4	Q1	Q2
Operating income (Actual)	$71,615	$93,515	$77,726	$49,903	$50,859	$84,851
Operating margin % (Actual)	21.7%	24.0%	20.5%	15.0%	15.5%	22.1%
Comparable Hotels Total Revenue	$327,048	$381,744	$373,901	$328,902	$326,149	$380,044
Comparable Hotels Total Operating Expenses	215,462	231,368	235,184	220,103	220,386	237,853
Comparable Hotels Adjusted Hotel EBITDA	$111,586	$150,376	$138,717	$108,799	$105,763	$142,191
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.1%	39.4%	37.1%	33.1%	32.4%	37.4%
ADR (Comparable Hotels)	$155.16	$163.80	$163.40	$153.12	$156.76	$163.62
Occupancy (Comparable Hotels)	72.2%	79.9%	77.1%	71.5%	71.2%	78.6%
RevPAR (Comparable Hotels)	$112.09	$130.89	$126.01	$109.44	$111.59	$128.68
ADR (Actual)	$153.18	$162.98	$162.57	$152.39	$156.24	$163.56
Occupancy (Actual)	72.0%	79.8%	77.0%	71.4%	71.1%	78.6%
RevPAR (Actual)	$110.25	$130.07	$125.10	$108.75	$111.04	$128.59
Reconciliation to Actual Results						
Total Revenue (Actual)	$329,512	$390,077	$378,843	$333,036	$327,702	$384,370
Revenue from acquisitions prior to ownership	6,396	1,298	1,322	1,659	1,887	1,065
Revenue from dispositions/assets held for sale	(6,817)	(7,128)	(6,043)	(5,398)	(3,054)	(1,901)
Revenue from non-hotel property and New York Property [1]	(2,043)	(2,503)	(221)	(395)	(386)	(3,490)
Comparable Hotels Total Revenue	$327,048	$381,744	$373,901	$328,902	$326,149	$380,044
Adjusted Hotel EBITDA (AHEBITDA) (Actual) [2]	$109,793	$151,680	$139,088	$108,983	$105,265	$141,070
AHEBITDA from acquisitions prior to ownership	2,615	426	470	723	897	246
AHEBITDA from dispositions/assets held for sale	(822)	(1,730)	(841)	(907)	(399)	(241)
AHEBITDA from New York Property [3]	-	-	-	-	-	1,116
Comparable Hotels AHEBITDA	$111,586	$150,376	$138,717	$108,799	$105,763	$142,191

(1) Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." For the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.

(2) Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.

(3) Represents Adjusted Hotel EBITDA from the New York Property in the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of June 30, 2025, and excludes the New York Property recently recovered from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, assets held for sale and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted. Reconciliation of net income to non-GAAP financial measures is included in the following pages.

45

SAME STORE HOTELS QUARTERLY OPERATING METRICS AND STATISTICAL DATA

(Unaudited)

(in thousands, except statistical data)

APPLE HOSPITALITY REIT

	2024				2025	
	Q1	Q2	Q3	Q4	Q1	Q2
Operating income (Actual)	$71,615	$93,515	$77,726	$49,903	$50,859	$84,851
Operating margin % (Actual)	21.7%	24.0%	20.5%	15.0%	15.5%	22.1%
Same Store Hotels Total Revenue	$320,161	$373,192	$363,519	$319,366	$317,343	$368,283
Same Store Hotels Total Operating Expenses	211,480	226,785	228,512	213,482	214,168	230,539
Same Store Hotels Adjusted Hotel EBITDA	$108,681	$146,407	$135,007	$105,884	$103,175	$137,744
Same Store Hotels Adjusted Hotel EBITDA Margin %	33.9%	39.2%	37.1%	33.2%	32.5%	37.4%
ADR (Same Store Hotels)	$154.12	$162.52	$162.51	$151.93	$155.69	$162.07
Occupancy (Same Store Hotels)	72.1%	79.9%	77.2%	71.6%	71.3%	78.8%
RevPAR (Same Store Hotels)	$111.18	$129.87	$125.38	$108.73	$111.07	$127.66
ADR (Actual)	$153.18	$162.98	$162.57	$152.39	$156.24	$163.56
Occupancy (Actual)	72.0%	79.8%	77.0%	71.4%	71.1%	78.6%
RevPAR (Actual)	$110.25	$130.07	$125.10	$108.75	$111.04	$128.59
Reconciliation to Actual Results						
Total Revenue (Actual)	$329,512	$390,077	$378,843	$333,036	$327,702	$384,370
Revenue from acquisitions	(491)	(7,254)	(9,060)	(7,877)	(6,919)	(10,696)
Revenue from dispositions/assets held for sale	(6,817)	(7,128)	(6,043)	(5,398)	(3,054)	(1,901)
Revenue from non-hotel property and New York Property (1)	(2,043)	(2,503)	(221)	(395)	(386)	(3,490)
Same Store Hotels Total Revenue	$320,161	$373,192	$363,519	$319,366	$317,343	$368,283
Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$109,793	$151,680	$139,088	$108,983	$105,265	$141,070
AHEBITDA from acquisitions	(290)	(3,543)	(3,240)	(2,192)	(1,691)	(4,201)
AHEBITDA from dispositions/assets held for sale	(822)	(1,730)	(841)	(907)	(399)	(241)
AHEBITDA from New York Property (3)	-	-	-	-	-	1,116
Same Store Hotels AHEBITDA	$108,681	$146,407	$135,007	$105,884	$103,175	$137,744

(1) Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." For the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.

(2) Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.

(3) Represents Adjusted Hotel EBITDA from the New York Property in the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Same Store Hotels is defined as the 216 hotels owned and held for use by the Company as of January 1, 2024, and during the entirety of the periods being compared, and excludes the New York Property recently recovered from a third-party hotel operator. This information has not been audited. Reconciliation of net income to non-GAAP financial measures is included in the following pages.

46

RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre, ADJUSTED EBITDAre AND ADJUSTED HOTEL EBITDA

APPLE HOSPITALITY REIT

THE FOLLOWING TABLE RECONCILES THE COMPANY'S GAAP NET INCOME TO EBITDA, EBITDAre, ADJUSTED EBITDAre AND ADJUSTED HOTEL EBITDA ON A QUARTERLY BASIS FOR 2024 AND 2025

(Unaudited) (in thousands)

	2024				2025	
	Q1	Q2	Q3	Q4	Q1	Q2
Net income	$54,050	$73,931	$56,266	$29,817	$31,221	$63,648
Depreciation and amortization	46,823	47,715	48,143	47,922	47,941	48,022
Amortization of favorable and unfavorable operating leases, net	102	102	102	102	102	102
Interest and other expense, net	17,309	19,370	21,217	19,852	19,397	20,963
Income tax expense	256	214	243	234	241	240
EBITDA	118,540	141,332	125,971	97,927	98,902	132,975
Gain on sale of real estate	(17,766)	(449)	-	(1,529)	(3,557)	-
Impairment of depreciable real estate	-	-	2,896	159	-	-
EBITDAre	100,774	140,883	128,867	96,557	95,345	132,975
Non-cash straight-line operating ground lease expense	36	33	33	33	33	31
Adjusted EBITDAre	100,810	140,916	128,900	96,590	95,378	133,006
General and administrative expense	10,584	11,065	9,190	11,703	9,228	8,064
Adjusted EBITDAre from non-hotel property (1)	(1,601)	(301)	998	690	659	-
Adjusted Hotel EBITDA	$109,793	$151,680	$139,088	$108,983	$105,265	$141,070

(1) Non-hotel property consists of the results of one hotel in New York, New York that was leased to a third-party hotel operator before possession was recovered and operations reinstated through a third-party manager on April 4, 2025. This property's Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA beginning with the second half of 2023 through the first quarter of 2025.

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company's Quarterly Report on Form 10-Q for the year ended June 30, 2025.

47

RECONCILIATION OF NET INCOME TO FFO AND MFFO THE FOLLOWING TABLE RECONCILES THE COMPANY’S GAAP NET INCOME TO FFO and MFFO ON A QUARTERLY BASIS FOR 2024 and 2025 (Unaudited) (in thousands, except per share amounts) Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. 2024 2025 Q1 Q2 Q3 Q4 Q1 Q2 Net income $54,050 $73,931 $56,266 $29,817 $31,221 $63,648 Depreciation of real estate owned 46,059 46,952 47,383 47,161 47,181 47,262 Gain on sale of real estate (17,766) (449) - (1,529) (3,557) - Impairment of depreciable real estate - - 2,896 159 - - Funds from operations 82,343 120,434 106,545 75,608 74,845 110,910 Amortization of finance ground lease assets 759 760 759 760 759 760 Amortization of favorable and unfavorable operating leases, net 102 102 102 102 102 102 Non-cash straight-line operating ground lease expense 36 33 33 33 33 31 Modified funds from operations $83,240 $121,329 $107,439 $76,503 $75,739 $111,803 Modified funds from operations per common share $0.34 $0.50 $0.45 $0.32 $0.32 $0.47 Weighted average common shares outstanding – basic and diluted 242,408 242,174 240,500 239,973 240,067 237,659

DEFINITIONS HYATT PLACE JACKSONVILLE AIRPORT Non-GAAP Financial Measures The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance. In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition. The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre). The Company further excludes actual corporate-level general and administrative expense for the Company as well as Adjusted EBITDAre from the non-hotel property from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels. In addition, Adjusted EBITDAre and Adjusted Hotel EBITDA are both components of key compensation measures of operational performance within the Company's 2025 incentive plan.

DEFINITIONS CONTINUED HAMPTON INN & SUITES PHOENIX DOWNTOWN FFO and MFFO The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders. The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance. In addition, MFFO is a component of a key compensation measure of operational performance within the Company's 2025 incentive plan. COMPARABLE HOTELS Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of June 30, 2025, and excludes the Company's independent boutique hotel in New York, New York (the "New York Property") recently recovered from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, assets held for sale and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted. SAME STORE HOTELS Same Store Hotels is defined as the 216 hotels owned and held for use by the Company as of January 1, 2024, and during the entirety of the periods being compared, and excludes the New York Property recently recovered from a third-party hotel operator. This information has not been audited.

TRADEMARK INFORMATION “AC Hotels by Marriott®,” “Aloft Hotels®,” “Courtyard by Marriott®,” “Fairfield by Marriott®,” “Fairfield Inn by Marriott®,” “Fairfield Inn & Suites by Marriott®,” “Marriott® Hotels,” “Residence Inn by Marriott®,” “SpringHill Suites by Marriott®,” and “TownePlace Suites by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott®” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott® is not responsible for the content of this presentation, whether relating to hotel information, operating information, financial information, Marriott®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Marriott® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT offering and received no proceeds from any offering. Marriott® has not expressed any approval or disapproval regarding this presentation, and the grant by Marriott® of any franchise or other rights to Apple Hospitality REIT shall not be construed as any expression of approval or disapproval. Marriott® has not assumed and shall not have any liability in connection with this presentation.   “Embassy Suites by Hilton®,” “Hampton by Hilton®,” “Hampton Inn by Hilton®,” “Hampton Inn & Suites by Hilton®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” “Motto by Hilton®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide Holdings Inc. or one of its affiliates. All references to “Hilton®” mean Hilton Worldwide Holdings Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton® is not responsible for the content of this presentation, whether relating to hotel information, operating information, financial information, Hilton®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Hilton® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT offering and received no proceeds from any offering. Hilton® has not expressed any approval or disapproval regarding this presentation, and the grant by Hilton® of any franchise or other rights to Apple Hospitality REIT shall not be construed as any expression of approval or disapproval. Hilton® has not assumed and shall not have any liability in connection with this presentation. “Hyatt Place®” and “Hyatt House®” are each a registered trademark of Hyatt Hotels Corporation or one of its affiliates. All references to “Hyatt®” mean Hyatt Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hyatt® is not responsible for the content of this presentation, whether relating to hotel information, operating information, financial information, Hyatt®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Hyatt® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT offering and received no proceeds from any offering. Hyatt® has not expressed any approval or disapproval regarding this presentation, and the grant by Hyatt® of any franchise or other rights to Apple Hospitality REIT shall not be construed as any expression of approval or disapproval. Hyatt® has not assumed and shall not have any liability in connection with this presentation. HOMEWOOD SUITES OMAHA-DOWNTOWN

HAMPTON INN & SUITES OMAHA-DOWNTOWN Apple Hospitality REIT, Inc. 814 East Main Street Richmond, VA 23219 (804) 344-8121 info@applehospitalityreit.com www.applehospitalityreit.com